Exhibit 99.3
Pro Forma Financial Information

On October 31, 2006, Ply Gem Industries, Inc. (“Ply Gem”) completed its acquisition (the “Acquisition”) of Alcoa Home Exteriors, Inc. (“AHE”) in accordance with a stock purchase agreement entered into among Ply Gem, Alcoa Securities Corporation, and Alcoa Inc. Pursuant to the Stock Purchase Agreement, Ply Gem purchased all of the issued and outstanding shares of common stock of AHE. Immediately following the completion of the Acquisition, AHE became a wholly owned subsidiary of Ply Gem.

The purchase price paid by Ply Gem was approximately $305.0 million of cash. The Acquisition was financed through a) incremental borrowings of $187.0 million under the Company’s Fourth Amended and Restated Credit Agreement dated October 31, 2006 (the “First Lien Credit Agreement”), among Ply Gem, as the U.S. borrower, CWD Windows and Doors, Inc. (the “Canadian Borrower”), Ply Gem Holdings, Inc. (“Holdings”), the subsidiary guarantors party thereto, the lenders party thereto, UBS Securities LLC and Deutsche Bank Securities, Inc., as joint lead arrangers and bookrunners and UBS AG, Stamford Branch, as administrative agent, b) borrowings of $105.0 million under the Company’s Second Lien Credit Agreement, dated October 31, 2006, among Ply Gem, as borrower, Holdings, the subsidiary guarantors party thereto, the lenders party thereto, UBS Securities LLC and Deutsche Bank Securities, Inc., as joint lead arrangers and bookrunners and UBS AG, Stamford Branch, as administrative agent, and c) cash from operations.

The Acquisition has been accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations (SFAS 141). Under the purchase method of accounting, the total estimated purchase price is allocated to the net tangible and intangible identifiable assets and liabilities based on their estimated relative fair values. Management has made a preliminary allocation to the net tangible and intangible assets acquired and liabilities assumed based on preliminary estimates. The company has hired a third-party valuation specialist to assist management in estimating the fair value of AHE’s property, plant and equipment and the fair value of identifiable intangible assets. At the date of this filing, the valuation was not yet complete. As a result of the final valuations, values assigned to property, plant and equipment, identifiable intangible assets, and goodwill could change. Management is also assessing certain liabilities assumed in the transaction and tax-related assets and liabilities.

The following unaudited pro forma condensed combined financial statements have been prepared to give effect to the Acquisition and are based on assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed combined statements of operations are presented as if the Acquisition had occurred at the beginning of the earliest period presented, and are not indicative of what the actual results would have been had the Acquisition been completed prior to the date indicated nor do they purport to indicate the results of our future operations. The unaudited pro forma condensed combined balance sheet is presented as if the Acquisition had occurred as of July 1, 2006. The unaudited pro forma condensed combined statements of operations do not include the realization of any cost savings from operating efficiencies and synergies that may result from the consummation of the purchase agreement. The unaudited pro forma condensed combined financial statements, and the accompanying notes, are based upon the respective historical consolidated and combined financial statements of Ply Gem and AHE, and should be read in conjunction with Ply Gem’s Annual Report on Form 10-K for the year ended December 31, 2005 and AHE’s financial statements presented herein.

Ply Gem Holdings, Inc. and Subsidiaries
Pro Forma Condensed Combined Statement of Operations
For the Year ended December 31, 2005

	As Reported					Pro Forma
	Ply Gem		Pro Forma			Ply Gem
	Holdings, Inc.	AHE	Adjustments			Holdings, Inc.
Statement of operations:
Net Sales	$838,868	$574,191	-			$1,413,059
Costs and expenses:
Cost of products sold	647,576	491,217	(3,395)	(a	)	1,135,398
Selling, general and administrative expense	92,738	60,150	(3,323)	(b	)	149,565
Amortization of intangible assets	9,761	606	-			10,367
	750,075	551,973	(6,718)			1,295,330
Operating earnings	88,793	22,218	6,718			117,729
Foreign currency gain	1,010	-	-			1,010
Interest expense, net	(56,927)	-	(28,321)	(c	)	(85,248)
Other expense	-	(2,617)	-			(2,617)

Income before provision for income taxes	32,876	19,601	(21,603)			30,874
Provision for income taxes	12,651	7,563	(8,188)	(d	)	12,026
Net income	$20,225	$12,038	$(13,415)			$18,848

Ply Gem Holdings, Inc. and Subsidiaries
Pro Forma Condensed Combined Statement of Operations
For the Six Months ended July 1, 2006

	As Reported					Pro Forma
	Ply Gem		Pro Forma			Ply Gem
	Holdings, Inc.	AHE	Adjustments			Holdings, Inc.
Statement of operations:
Net Sales	$504,422	$294,981				$799,403
Costs and expenses:
Cost of products sold	392,299	251,686	(117)	(a	)	643,868
Selling, general and administrative expense	58,316	29,903	(2,157)	(b	)	86,062
Amortization of intangible assets	5,524	332	-			5,856
	456,139	281,921	(2,274)			735,786
Operating earnings	48,283	13,060	2,274			63,617
Foreign currency gain	1,093	-	-			1,093
Interest expense, net	(32,111)	-	(12,992)	(c	)	(45,103)
Other expense	(2,497)	2,003	-			(494)
Income before income taxes and
cumulative effect of accounting change	14,768	15,063	(10,718)			19,113
Provision for income taxes	5,720	5,770	(4,080)	(d	)	7,410
Income before cumulative effect
of accounting change	9,048	9,293	(6,638)			11,703
Cumulative effect of accounting change,
net of income tax benefit of $57	(86)	-	-			(86)
Net income	$8,962	$9,293	$(6,638)			$11,617

Ply Gem Holdings, Inc. and Subsidiaries
Pro Forma Condensed Combined Balance Sheet
as of July 1, 2006

	As Reported					Pro Forma
	Ply Gem		Pro Forma			Ply Gem
	Industries, Inc.	AHE	Adjustments			Industries, Inc.

ASSETS
Current Assets:
Cash and cash equivalents	$25,131	$1	$(25,132)	(a	)	$-
Accounts receivable, less allowances	113,675	82,546	-			196,221
Inventory	69,344	44,036	27,899	(b	)	141,279
Prepaid expenses and other current assets	12,395	-	10,188	(c	)	22,583
Deferred income taxes, current portion	14,918	8,838	(14,977)	(d	)	8,779
Total current assets	235,463	135,421	(2,022)			368,862
Property and equipment, net	116,671	49,105	36,737	(e	)	202,513
Goodwill	671,816	22,083	163,182	(f	)	857,081
Intangible assets, less accumulated amortization	175,537	400	-	(g	)	175,937
Deferred tax benefit	-	23,860	(23,860)	(h	)	-
Other	40,409	5,181	6,693	(i	)	52,283
Total other assets	887,762	51,524	146,015			1,085,301
	$1,239,896	$236,050	$180,730			$1,656,676

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current maturities of long-term debt	$4,000	$-	-			$4,000
Short-term borrowings	-	12,301	$(12,301)	(j	)	-
Accounts payable	60,182	79,907	2,223	(a	)	142,312
Accrued expenses and taxes	78,392	22,968	(10,404)	(k	)	90,956
Total current liabilities	142,574	115,176	(20,482)			237,268
Deferred income taxes	74,076	-	21,891	(l	)	95,967
Other long term liabilities	34,696	67,033	(58,838)	(m	)	42,891
Long-term debt, less current maturities	755,253	-	292,000	(n	)	1,047,253
Stockholders' Equity:
Preferred stock $0.01 par, 100 shares authorized,		-				-
none issued and outstanding
Common stock $0.01 par, 100 shares authorized,
issued and outstanding		-				-
Additional paid-in-capital	183,221	-				183,221
Alcoa intercompany / Divisional equity		63,838	(63,838)	(o	)	-
Retained earnings	46,869	-	-			46,869
Accumulated other comprehensive income	3,207	(9,997)	9,997	(o	)	3,207
Total Stockholders' Equity	233,297	53,841	(53,841)			233,297
	$1,239,896	$236,050	$180,730			$1,656,676

Ply Gem Holdings, Inc. and Subsidiaries
Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1. Preliminary Purchase Price

On October 31, 2006, the Company acquired substantially all of the assets and most of the liabilities of AHE in a purchase business combination. The purchase price primarily includes cash paid at closing and the estimated acquisition-related costs. The purchase price is summarized as follows:

(in thousands)
Cash paid for AHE business	$305,000
Estimated acquisition related costs	17,199
$322,199

Cash to fund the acquisition and costs was derived from incremental borrowings of $187.0 million under the Company’s Credit Agreement, $105.0 million under the Company’s Second Lien Credit Agreement, and cash from operations.

Note 2. Pro Forma Adjustments to Statements of Operations

The following pro forma adjustments are based upon management’s preliminary estimates. These are subject to finalization.

(a)	Pro forma adjustments to Cost of product sold consist of:
•
the elimination of the LIFO expense of approximately $5.0 million and $0.9 million for the periods ending December 31, 2005 and July 1, 2006, respectively, to conform AHE’s results to the FIFO method followed by Ply Gem as if the acquisition had occurred at the beginning of the period, and

•
additional depreciation expense of approximately $1.6 million and $0.8 million for the periods ending December 31, 2005 and July 1, 2006, respectively, due to the write-up to the estimated fair market value of the acquired properties.

(b) Pro forma adjustments to SG&A consist of:
•
An increase to Ply Gem’s management fee paid under the General Advisory agreement to an affiliate of Caxton-Iseman for the addition of AHE operations of approximately $0.7 million and $0.4 million for the periods ending December 31, 2005 and July 1, 2006, respectively, and

•
the elimination of the costs of the AHE pension and OPEB plans that remained with Alcoa, of approximately $4.0 million and $2.5 million for the periods ending December 31, 2005 and July 1, 2006, respectively.

(c) Pro forma adjustments to net interest expense consist of:
•
an increase to interest expense due to the incremental borrowings used to fund the acquisition, of approximately $27.4 million and $12.7 million for the periods ending December 31, 2005 and July 1, 2006, respectively, based on the interest rates in effect as of the acquisition date of October 31, 2006 of 8.32% for the incremental borrowings of $187 million and 11.07% for the additional borrowings of $105.0 million,

•
a decrease to interest income to reflect the use of $25.0 million cash used to fund the acquisition, of approximately $0.6 million and $0.4 million for the periods ending December 31, 2005 and July 1, 2006, respectively,

•
an increase to expense for the amortization of incremental financing charges as result of the acquisition, of approximately $1.5 million and $0.7 million for the periods ending December 31, 2005 and July 1, 2006, respectively.

An increase or decrease in interest rates of 1/8 % would change the interest expense due to the incremental borrowings by approximately $0.4 million for the period ending December 31, 2005 and approximately $0.2 million for the period ending July 1, 2006.

(d) To record the estimated income tax expense related to the pro forma adjustments (a), (b) and (c)  above and the inclusion of AHE at the combined federal and state effective tax rate of 39.0% and  38.8% for the periods ending December 31, 2005 and July 1, 2006, respectively.

Note 3. Pro Forma Adjustments to Balance Sheet

The following pro forma adjustments are based upon management’s preliminary estimates of the value of the tangible and intangible assets acquired. These are subject to finalization.

(a)	Reflects Ply Gem’s cash used as a source in connection with the AHE Acquisition.

(b)
Reflects approximately $25.0 million for the elimination of the LIFO inventory reserve, due to the change to the FIFO method of inventory valuation as of the acquisition date, and approximately $2.9 million for the fair market value write up of inventory as of the acquisition date.

(c)	Reflects a receivable for reimbursement of the future tax liability as a result of the conversion to the FIFO method of inventory valuation.

(d)	Reflects the reduction of the overall deferred income tax benefit, primarily due to AHE's conversion to the FIFO method of inventory valuation.

(e)	Reflects the preliminary estimate of the increase of the fair market value of the AHE owned properties over the net book value.

(f)
Goodwill represents the excess of purchase price paid over the fair value of assets acquired. The actual fair values of the AHE assets and liabilities have not yet been determined and accordingly, the purchase price in excess of AHE’s assets and liabilities has been based on preliminary estimates. The allocation of purchase price will be finalized in conjunction with a third-party valuation of AHE’s assets.

(g)
No preliminary change to the value of the identifiable intangible assets has been included due to the fact that management is still in the valuation process and has not yet determined the fair market value. As a result of the final valuations, values assigned to the identifiable intangible assets may change.

(h)
Reflects the reclassification of AHE’s long term deferred income tax benefit to a long term deferred tax liability, primarily as a result of the elimination of AHE’s pension, OPEB, and certain warranty liabilities.

(i)
Reflects the addition of capitalized financing costs of approximately $7.3 million as a result of the acquisition, and the elimination of the AHE intangible pension asset of approximately $0.6 million.

(j)	Reflects the elimination of AHE’s short term borrowings which remained with Alcoa.

(k)	Reflects the elimination of the following accrued expenses:
•	Product warranty reserve that remained with Alcoa for the Lake Forest product sold from 1991 to 1994 of approximately $3.2 million;
•	personal and real property taxes that remained with Alcoa of approximately $1.6 million;
•	sales and use taxes that remained with Alcoa of approximately $0.1 million;
•	unpaid workers compensation liabilities that remained with Alcoa of approximately $0.4 million;
•	short term OPEB liabilities that remained with Alcoa of approximately $1.5 million; and
•	a portion of incentive compensation liabilities that remained with Alcoa of approximately $3.5 million.

(l)
Reflects a deferred income tax liability due the elimination of the deferred income tax benefit related to the AHE pension, OPEB, and certain warranty liabilities, and the increase in fair market value of the AHE properties purchased.

(m) Reflects the elimination of the following long term liabilities:
•	Long term product warranty reserve that remained with Alcoa for the Lake Forest product sold from 1991 to 1994 of approximately $3.0 million;
•	unpaid workers compensation liabilities that remained with Alcoa of approximately $0.9 million;
•	pension liability that remained with Alcoa of approximately $25.3 million; and
•	OPEB liabilities that remained with Alcoa of approximately $29.6 million.

(n)	Reflects the incremental debt incurred as a result of the AHE acquisition.

(o) Represents the elimination of AHE’s historical equity as a result of the AHE acquisition.